EXHIBIT 99.3


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          AND CHIEF FINANCIAL OFFICER
                                  PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Dr. John J. McGrath, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of EVCI Career Colleges Incorporated on Form 10-QSB for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Incorporated.


Dated: May 14, 2003                    /s/ DR. JOHN J. MCGRATH
                                       -------------------------------------
                                       Dr. John J. McGrath
                                       Chief Executive Officer and President


I, Richard Goldenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of EVCI Career Colleges Incorporated on Form 10-QSB for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Incorporated.


Dated: May 14, 2003                    /s/ RICHARD GOLDENBERG
                                       -------------------------------------
                                       Richard Goldenberg
                                       Chief Financial Officer